UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

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Pacific Capital Bancorp

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Proxy Statement for
2004 Annual Meeting of Shareholders

Table of Contents

Shareholder Letter	2

Notice Of The 2004 Annual Meeting Of Shareholders	3

Questions and Answers	4

Proposals You are Asked to Vote On	6

Election of Directors	6
Ratification of Independent Accountants	7

Nominees for the Board of Directors	8

Corporate Governance Principles	11

Director Independence	11
Executive Sessions of the Board	11
Director Compensation	11
Compensation Committee Interlocks and Insider Participation	11
Stock Ownership Guidelines	11
Director Education Program	12
Board and Committee Meetings and Their Functions	12
Section 16(a) Beneficial Ownership Reporting Compliance	13

Executive Officers	14

Executive Compensation	15

Beneficial Ownership Table	15
Performance Graph	16
Summary Compensation Table	17
Options Grant Table	19
Aggregated Option Exercised in Last Fiscal Year and FY-End Options Values Table	20
Key Employee Retiree Health Plan	20
Deferred Compensation Plan	20
Certain Business Relationships	21
Change in Control Agreements and Employment Contracts	21

Audit Committee Report	22

Governance & Compensation Committee Report	23

Other Information	25

Shareholder Communications with the Board	25
Director Nominations	25
Submission of Shareholder Proposals	25

Equity Compensation Plan Chart (see Note 18 of Form 10-K)

Addendum A: Statement on Corporate Governance	26

Addendum B: Code of Ethics for Senior Financial Officers	30

Addendum C: Audit Committee Charter	31

1021 Anacapa Street
Post Office Box 60839
Santa Barbara, CA 93160-0839

Dear Fellow Shareholder:

Please accept this invitation to attend our 2004 Annual Shareholders’ Meeting, which will be held Tuesday, April 27, 2004, at 10:00 a.m. at the Lobero Theatre, 33 East Canon Perdido, Santa Barbara, CA. Our agenda will include the election of 12 directors and ratification of the board’s selection of our independent accountants. We will also take this opportunity to provide you with a report on our 2003 performance and to answer any questions you might have about the Company’s past performance or our future plans.

The accompanying Proxy Statement describes the items to be considered and acted upon by the shareholders. In our continued efforts to make it easier for shareholders to vote, we are offering the convenience of telephone voting, as well as the added benefit of Internet voting. The Proxy Statement explains more about these voting procedures. Whether or not you plan to attend this meeting, please vote as soon as possible. It is important that your shares be represented.

Please accept our thanks for your continued confidence in our Company. We look forward to seeing you at the meeting.

Sincerely,

David W. Spainhour
Chairman of the Board

William S. Thomas, Jr.
President & Chief Executive Officer

1021 Anacapa Street
P. 0. Box 60839
Santa Barbara, CA 93160-0839

Notice of the 2004 Annual Meeting of Shareholders

Date and Time:	Tuesday, April 27, 2004, at 10:00 a.m.
Place:	Lobero Theatre, 33 East Canon Perdido, Santa Barbara, California
Proposals to be Voted on:
1. Election of 12 directors, each for a term of one year;

2. Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent accountants; and

3. Any other business properly brought before the meeting.

Record Date:	February 27, 2004
List of Shareholders:
During ordinary business hours on the ten days prior to the date of the meeting, a list of shareholders entitled to vote at the meeting will be available in the Secretary’s office at the Company’s headquarters for inspection by shareholders for any purpose related to the meeting.

Mailing Date:
The proxy materials are being distributed to our shareholders on or about March 22, 2004. A combined report includes the Annual Report, Notice of Annual Meeting, Proxy Statement, and 2003 Form 10-K, along with the proxy and/or voting instruction card.

By Order of the Board of Directors

Carol Kelleher
Corporate Secretary

Questions and Answers

Who is entitled to vote?

Shareholders who own Pacific Capital Bancorp stock at the close of business on February 27, 2004 (the Record Date) may attend and vote at the Annual Meeting. Each share is entitled to one vote for each matter considered at the Annual Meeting. As of Record Date, 34,029,557 shares were outstanding.

How do I vote?

If you are a shareholder of record or hold stock through the Company’s 401(k) Savings Plan and/or the Employee Stock Ownership Plan, you may vote using any of the following methods:

•	Via the Internet, by going to the web address http://www.eproxy.com/pcbc and following the instructions for Internet voting on the proxy card;

•	If you reside in the United States and Canada, by dialing 800-435-6717 and following the instructions for telephone voting on the proxy card;

•	By completing and mailing your proxy card; or

•	By casting your vote in person at the meeting.

If you return your signed proxy card or use Internet or telephone voting before the Annual Meeting, we will vote your shares as you direct. For the election of directors, you may vote for 1) all of the nominees, 2) none of the nominees or 3) all of the nominees except those you designate. For the ratification of our accountants, you may vote (or abstain) by choosing FOR, AGAINST or ABSTAIN.

If you give your proxy without voting instructions, your shares will be counted as a vote for each nominee and for the ratification of the accountants.

If your shares are held in a brokerage account in your broker’s name (“street name”), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee or, if your broker allows, submit voting instructions by telephone or via the Internet. If you provide specific voting instructions by mail, telephone or the Internet, your broker or nominee will vote your shares as you have directed.

Ballots will be passed out during the meeting to anyone who wants to vote in person. If you hold your shares in street name, you must request a legal proxy from your broker or nominee in order to vote in person at the meeting.

What if I change my mind after I vote my shares?

You may revoke your proxy and change your vote at any time before the polls close at the meeting. You may do this by:

•	Submitting a properly signed proxy with a later date;

•	Voting by telephone or via the Internet (your latest vote is counted); or

•	Voting in person at the meeting.

How will my 401(k) Savings Plan and/or Employee Stock Ownership shares be voted?

Your proxy serves as voting instructions to CIGNA Bank & Trust, the plan trustee. CIGNA will vote allocated shares of common stock for which it has not received direction, as well as shares not allocated to individual participant accounts, in favor of management’s recommendations.

What will happen if I do not vote my shares?

If you do not submit a properly executed proxy card, your shares will not be voted. If your shares are held in street name, your brokerage firm may vote your shares on those proposals where it has discretion to vote.

How many shares must be present to hold the Annual Meeting?

At least half of Pacific Capital Bancorp’s outstanding common shares as of the Record Date must be present at the meeting in order to hold the meeting and conduct business. This is called a quorum. We will count your shares as present at the meeting if you:

•	Are present and vote in person at the meeting,

•	Have properly submitted a proxy card or voted by telephone or the Internet on a timely basis.

How many votes are needed to approve each item?

A plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for the election of directors. The affirmative vote of a majority of shares entitled to vote and represented at the meeting in person or by proxy is required for the ratification of the appointment of the independent accountant.

How will voting on any other business be conducted?

We do not know of any business to be considered at the Annual Meeting other than the two proposals described in this Proxy Statement. If any other business is presented, however, your signed proxy card gives authority to David W. Spainhour, William S. Thomas, Jr. and Carol M. Kelleher to vote on such matters in their discretion.

How are the votes counted?

You are entitled to cast one vote for each share of common stock you own. Abstentions and broker non-votes will be counted for purposes of satisfying the quorum requirement. Abstentions will be counted as voting shares and will have the effect of a vote “against” the proposals.

If you hold your shares in street name and do not provide voting instructions to your broker, your broker will not vote your shares on any proposal on which your broker does not have discretionary authority to vote. In this situation, a broker non-vote occurs. Broker non-votes effectively reduce the number of shares needed to approve a proposal. Nasdaq rules permit brokers discretionary authority to vote on Proposals 1 and 2 at the Annual Meeting if they do not receive instructions from the street name holder of the shares. As a result, if you do not vote your street name shares, your broker has authority to vote on your behalf.

The Company has a policy of confidential voting that applies to all shareholders. Mellon Investor Services tabulates the votes received.

Where do I find the voting results of the meeting?

We will announce preliminary voting results at the meeting. Final results will be published in our quarterly report on Form 10-Q for the second quarter of 2004, which we will file with the Securities and Exchange Commission. You may obtain a copy on the Internet through the SEC’s electronic data system called EDGAR at www.sec.gov or through our website at www.pcbancorp.com.

What does it mean if I get more than one proxy card?

Your shares are probably registered differently or are in more than one account. Vote all proxy cards received to ensure that all your shares are voted.

Unless you need multiple accounts for specific purposes, we recommend that you consolidate as many of your accounts as possible under the same name and address. If the shares are registered in your name, contact our transfer agent, Mellon Investor Services (800-522-6645); otherwise, contact your brokerage firm.

What are the solicitation expenses?

We reimburse brokers, nominees, fiduciaries and other custodians reasonable fees and expenses in forwarding proxy materials to shareholders. Employees do not receive additional compensation for soliciting proxies. We retained the services of Mellon Investor Services to assist us with soliciting proxies this year for $6500 (plus out-of-pocket expenses).

How do I request financial materials?

Shareholders may request free copies of our financial materials (annual report, proxy statement and Form 10-K) from Pacific Capital Bancorp, P.O. Box 60839, Santa Barbara. California 93160-0839, Attention: Carol Kelleher, Corporate Secretary. Our financial materials can also be found on our website at www.pcbancorp.com.

Proposals You are Asked to Vote On

Item 1. Election of Directors

In accordance with the Company’s mandatory policy of retirement at age 72, Dale E. Hanst and David W. Spainhour will retire from the Board at the 2004 Annual Meeting of Shareholders. Mr. Hanst joined our Board as a director in 1984 and is a retired attorney, formerly of counsel to the law firms of Reicker, Clough, Pfau & Pyle, LLP and Schramm & Raddue. Mr. Spainhour, Chairman of the Board, has been with the Company for 37 years and served as a director for 30 years. He has been invited by the Board, and joins Donald M. Anderson, to hold the position of Chairman Emeritus.

Our Board has nominated Dr. Edward E. Birch, a non-employee, independent director, to succeed Mr. Spainhour as Chairman of the Board of Pacific Capital Bancorp and Pacific Capital Bank, N.A., the Company’s principal subsidiary.

Process for Filling Vacancies.  In filling vacancies on the Board, the Governance & Compensation Committee identifies, investigates and recommends prospective directors to the Board with the goal of creating a balance of knowledge, experience and diversity. The process includes an annual review of the Board evaluation surveys for skills and expertise needed to balance the overall strength of the existing Board. The Committee also receives input from the full Board on potential candidates. Candidates should have the highest professional and personal ethics and values, consistent with the core values of the Company. Candidates are selected based on their character, judgment, and business experience. They should be committed to enhancing shareholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number.

Nominees for Election.  There were two vacancies on the Board due to the retirement of Messrs. Hanst and Spainhour. The Governance and Compensation Committee recommended the nomination of Robert W. Kummer, Jr. and John R. Mackall to join the ten incumbent Directors. The Board ratified the recommendations of this Committee. Nominees for election as Directors are: Edward E. Birch, Chairman-elect, Richard M. Davis, Richard S. Hambleton, Jr., D. Vernon Horton, Roger C. Knopf, Robert W. Kummer, Jr., Clayton C. Larson, John R. Mackall, Gerald T. McCullough, Richard A. Nightingale, Kathy J. Odell and William S. Thomas, Jr. All have consented to serve a one-year term.

Vote Required.

A plurality of the shares of common stock present or represented and entitled to vote at the meeting is required for the election of directors.

The Board recommends a vote FOR each of the nominees listed above.

Item 2. Shareholder Ratification of the Board of Directors’
Selection of Independence Accountants

The Audit Committee of the Board of Directors, which is composed entirely of independent, non-employee directors, selects and hires the independent public accountant to audit the Company’s books, subject to ratification by our shareholders. The Audit Committee has selected PricewaterhouseCoopers LLP (PwC) to audit our consolidated financial statements for calendar year 2004. The Board of Directors has approved the selection of PwC. Representatives of PwC will be present at the meeting and will have the opportunity to make a statement and to answer questions from our shareholders.

Vote Required

The affirmative vote of a majority of the shares present and entitled to vote is required to ratify this proposal.

The Board recommends a vote FOR the ratification of the selection of
PricewaterhouseCoopers LLP as independent accountants.

Nominees for the Board of Directors

Edward E. Birch

Director since 1983; Chairman-elect of the Board of Directors
Lead Director
Chairman of the Governance and Compensation Committee
Executive Committee Member

Dr. Birch, age 65, retired in 2001 from his position as Executive Vice President, Westmont College in Santa Barbara, California. Formerly, he was Vice Chancellor of the University of California, Santa Barbara from 1976 until his retirement in 1993, at which time the Regents of the University of California awarded him the title Vice Chancellor Emeritus. The Board has named Dr. Birch to succeed David Spainhour as Chairman of the Board of Pacific Capital Bancorp and its subsidiary, Pacific Capital Bank, N.A. Through April 27, 2004, he serves as Lead Director and Chairman of the Governance and Compensation Committee. Dr. Birch also serves as Trustee of the Margaret C. Mosher Trust, President/CEO of the Mosher Foundation and is involved in a number of civic and community organizations. He is a member of the Board of Trustees of Westmont College, Cottage Health Systems and the Community Arts Music Association (CAMA).

Richard M. Davis

Director since 1984
Audit and Trust Oversight Committees Member

Mr. Davis, age 69, is a retired business executive from Verizon Communications (formerly GTE). He is a past Chairman of the Board of Directors of Santa Barbara Cottage Hospital, a past Chairman of the Santa Barbara Chamber of Commerce, and a past Chairman of the Board of United Way of Santa Barbara.

Richard S. Hambleton, Jr.

Director since 2001
Chairman of the Trust Oversight Committee

Mr. Hambleton, age 55, joined Hoffman, Vance & Worthington in 1976 as Management Associate and became a partner of the firm in 1979. Hoffman, Vance & Worthington manages agricultural and commercial property in Ventura and Santa Barbara Counties. His professional associations include the Agricultural Leadership Associates and Founder and President of Ventura Maritime Foundation. Mr. Hambleton is a director of Ventura Pacific Company.

D. Vernon Horton

Director since 1998
Executive Committee Member

Mr. Horton, age 64, is Vice Chairman of the Company and of Pacific Capital Bank, N.A., the Company’s principal operating subsidiary and Chairman of First National Bank of Central California, a division of Pacific Capital Bank, N.A. His banking career began in 1964 with Valley National Bank in Salinas, California in various capacities including lending, operations, and business development. He serves as a director of the California Rodeo Association.

Roger C. Knopf

Director since 1998
Audit and Governance and Compensation Committees Member

Mr. Knopf, age 63, is the President of Knopf Construction, Inc., a general building construction company located in Morgan Hill since 1976. He was a founding director (1983) and past Chairman of South Valley National Bank, a division of Pacific Capital Bank, N.A. Mr. Knopf is a past President of the Santa Clara County Landowners Association and the Morgan Hill Rotary Club. He has served on many County of Santa Clara, City of Morgan Hill, and Morgan Hill Unified School District committees. Presently, he is Chairman of the Board of San Jose Medical Center and Regional Medical Center of San Jose.

Robert W. Kummer, Jr.

Nominee

Mr. Kummer, age 67, was a founder and Chairman and CEO of 1st Business Bank of Los Angeles from 1981 to 2000. Until 2003, he served as a Director for that organization (currently Mellon 1st Business Bank). He is also a director of SCPGA Golf Properties, Inc. and the Harbor-UCLA Research & Education Institute. He serves on the advisory boards of Seidler Equity Partners LLP, Mellon-West, and Westmont College, and is a Trustee of The Fletcher Jones Foundation, Trustee and Chairman of the Investment Committee of Pomona College and Chairman of the Board of Trustees of Woodbury University.

Clayton C. Larson

Director since 1998
Executive Committee Member

Mr. Larson, 57, was named Vice Chairman of the Board of Pacific Capital Bancorp in 1998, following the merger between the parent companies of First National Bank and Santa Barbara Bank & Trust. He began his banking career with Valley National Bank in Salinas. Mr. Larson recently completed a three-year term as Chairman of the Board of Trustees for Community Hospital of the Monterey Peninsula. Currently he is serving on the Grants Committee for the AT&T Pebble Beach Foundation. He also serves on the Advisory Board for Legal Services for Seniors and the Monterey Peninsula Chamber of Commerce.

John R. Mackall

Nominee

Mr. Mackall, age 54, is a founding partner in Seed Mackall LLP, a Santa Barbara, California law firm specializing in business matters and estate planning. He has served as Chair of the Cottage Health System Board of Directors, and was a director of City Commerce Bank prior to its acquisition by Mid-State Bank. He is also a member of the Director’s Council, Kavli Institute for Theoretical Physics at University of California, Santa Barbara; a director of the Alice Tweed Tuohy Foundation; and a trustee of the William N. Pennington Foundation.

Gerald T. McCullough

Director since 2001
Trust Oversight Committee

Mr. McCullough, age 68, has been a general contractor and developer in Hollister since 1966. He serves as a director of the YMCA of San Benito County. He has served as President of the Junior Chamber of Commerce, a director and President of the San Benito County Chamber of Commerce, President of the Hollister Elementary School Board, President of the Hollister Medical Foundation, President of the Hollister Rotary Club, and past District Governor of Rotary International.

Richard A. Nightingale

Director since 2000
Audit Committee Chairman and Executive Committee Member

Mr. Nightingale, age 56, is President and Board Chairman of Damitz, Brooks, Nightingale, Turner & Morrisset, Certified Public Accountants and Consultants. He began his accounting career in 1971 and in 1973 joined the Santa Barbara office of the international accounting firm of Arthur Andersen & Co. Mr. Nightingale was certified in 1976 and in 1982, joined Earl Damitz to form the current firm. He is President of the Board of Directors of United Way of Santa Barbara.

Kathy J. Odell

Director since 1999
Governance and Compensation Committee Member

Ms. Odell, age 58, is an entrepreneur and CEO of Inogen, Inc. a manufacturer of respiratory devices for the home healthcare market. She was formerly the Vice President of Enterprise Services for Agility Communications, Inc., and the Chief Operating Officer of Karl Storz Imaging, Inc., which she co-founded in 1985 as Medical Concepts, Inc. Ms. Odell is active in promoting entrepreneurial growth in the Santa Barbara area, serving on the board of the Center for Entrepreneurship and Engineering Management at the University of California, Santa Barbara. Additionally, she serves on the boards of EpiGenX Pharmaceuticals and RVM Scientific, Inc. She is a member of the Advisory Council of the College of Engineering, University of California, Santa Barbara.

William S. Thomas, Jr.

Director since 1995
Executive Committee Member

Mr. Thomas, age 60, is President and Chief Executive Officer of the Company and Pacific Capital Bank, N.A. Mr. Thomas joined Santa Barbara Bank & Trust in 1994 as Manager of the Trust and Investment Services Division. Prior to joining the Company, he held senior management positions with Security Pacific National Bank and Bank of America. He is a member of the Board of Directors of the Santa Barbara Museum of Art, United Way of Santa Barbara, Santa Barbara Partners in Education and El Adobe Corporation. He chairs the Fighting Back Task Force of the Council on Alcoholism and Drug Abuse and is a member of the University of California, Santa Barbara Foundation Board of Trustees.

All Pacific Capital Bancorp directors serve as board members of Pacific Capital Bank, N.A.

Corporate Governance Principles

Pacific Capital Bancorp has a long-standing commitment to good corporate governance practices, which have evolved over many years. The Governance & Compensation Committee reviews our Statement on Corporate Governance periodically and revisions are recommended to the Board as appropriate. The Statement, in conjunction with the Restated Certificate of Incorporation, By-laws and Board Committee charters, form the framework for governance of the Company. The Statement on Corporate Governance, as well as other corporate governance documents, are published on our web site at www.pcbancorp.com. The Statement on Corporate Governance is attached to this Proxy Statement as Addendum A.

Director Independence.  The Board is required under the Nasdaq Stock Market Corporate Governance Rules to make an affirmative determination that independent directors do not have a relationship with the Company that would interfere with the exercise of independent business judgment. The Company’s Statement on Corporate Governance established guidelines to assist the Company in making this determination. The Statement on Corporate Governance includes all elements of Nasdaq rules. The Board has determined that all non-employee Directors, with the exception of Mr. Mackall, are independent. See page 21 (Certain Business Relationship).

Executive Sessions of the Board.  Non-employee Directors meet in executive session at each regularly scheduled board meeting. The Lead Director (currently the Chair of the Governance and Compensation Committee) chairs the sessions. Non-employee Directors also meet in executive session each year to evaluate the compensation and performance of the CEO.

Director Compensation.  We compensate non-employee directors with a combination of cash and options to purchase Company stock. We periodically review our program of director compensation in view of our belief that director compensation should be competitive and link rewards to shareholder returns through increased ownership of our stock. No options were granted in 2003. Compensation for non-employee directors included the following:

Annual fee:	$20,000
Board meeting attendance fee:	1,000
Audit Committee Chair fee:	10,000
Audit Committee meeting attendance fee:	1,000
Governance & Compensation Committee Chair fee:	6,000
Governance & Compensation Committee meeting attendance fee:	750
Trust Oversight Committee Chair fee:	4,000
Trust Oversight Committee meeting attendance fee:	500
Reimbursement for out-of-pocket expenses
Total fees paid to directors in 2003:	$318,167

Compensation Committee Interlocks and Insider Participation.  There are no interlocking relationships between any member of our Compensation and Governance Committee and any of our executive officers that would require disclosure under the applicable rules promulgated.

Stock Ownership Guidelines.  Each member of the Board is expected to hold, at a minimum, an amount of shares at any one time equivalent to five years of the director’s annual retainer fee. Any Director not meeting the minimum level as of the effective date of the policy (which is $100,000 as of April 2003) has one year to bring his or her holdings up to this minimum level.

A new board member must own a minimum of $1,000 worth of shares at the time of election to the Board. A new Board member has up to five years to attain the stock ownership requirement and is expected to acquire a minimum of one-fifth of the total required minimum each year. Directors may choose to dedicate their annual retainer fee towards achieving the stock guidelines.

Director Education Program.  Our Board has adopted a formal Director Education Program. Board members have the opportunity to attend seminars (including online courses and tapes) sponsored by organizations within the banking industry, as well as other organizations that meet pre-established criteria. In addition, we offer in-house training to our Board members throughout the year.

Board and Committee Meetings and Their Functions.  The Board held 11 meetings in 2003, and each director attended at least 75% of all Board and Committee meetings. The table below describes the Board’s committees and their functions. The Committees are governed by a charter (which can be viewed on the Company’s web site at www.pcbancorp.com). All 12 of our current directors attended the April 22, 2003 Annual Meeting.

Name of Committee and Members	Functions of the Committee	Number of Meetings Held

Audit Richard A. Nightingale, Chairman Richard M. Davis Roger C. Knopf Advisory Members[1] Samuel Edwards Mary Lou Splittorf (non-voting members) All members are independent directors
• Selects the Company’s independent accountant, which reports directly to the Audit Committee.

• Reads and discusses financial reports and the annual audited financial statements with management and the independent accountant.

• Reviews with management and the independent accountant their assessments of the adequacy of internal controls, financial risk exposures and management’s handling of identified material weaknesses and reportable conditions of internal controls.

• Reviews with management the results of all regulatory Reports of Examination and provides oversight of the work plan.

• Reviews with management compliance with laws, regulations and its Code of Conduct.

• Oversees the Internal Audit Department and the audits and loan reviews performed under its auspices.

• Reports the results of its work to the Board.
11

Executive David W. Spainhour[2] Chairman Edward E. Birch D. Vernon Horton Clayton C. Larson Richard M. Nightingale William S. Thomas, Jr. Richard S. Hambleton, Jr.	• Limited powers to act on behalf of the Board whenever the Board is not in session. • Meets only as needed and acts only by unanimous vote	None

[1]	Non-employee member of the Regional Community Bank Boards.
[2]	Retirement from the Board, effective April 27, 2004.

Governance and Compensation Edward E. Birch, Chairman Dale E. Hanst[2] Roger C. Knopf Kathy J. Odell All members are independent directors
• The primary functions of this committee are nomination, corporate governance and compensation matters.

• Reviews and recommends director candidates.

• Provides counsel to the full Board concerning Board organization, membership and function; committee structure and membership; and succession planning for executive management.

• Reviews the Company’s stated compensation strategy to ensure that management is rewarded appropriately; determines the individual elements of total compensation for the CEO; approves the individual elements of total compensation for senior management; and administers the executive incentive compensation program, including the annual- and long-term incentive plans.

• Acts as the committee for administration of the Company’s stock option plans.
10

Trust Oversight Richard S. Hambleton, Jr., Chairman Gerald T. McCullough Richard M. Davis Advisory Members[1] Frank Barranco Terrill Cox Gene DiCicco William Doolittle	• Performs oversight functions for the trust and investment management activities of the Company. • Makes periodic reports to the Board regarding matters affecting trust and investment management activities.	4

Section 16(a) Beneficial Ownership Reporting Compliance.  The rules of the Securities Exchange Act of 1934, as amended, require that we disclose late filings of reports of stock ownership (and changes in stock ownership) by our directors and executive officers. Based on review of copies of reports furnished to us and written representations that no other reports were required during the fiscal year ended December 31, 2003, all Section 16(a) filing requirements applicable to officers, directors and greater than ten-percent beneficial owners were filed timely.

[1]	Non-employee members of the Regional Community Bank Boards.

[2]	Retirement from the Board, effective April 27, 2004.

Executive Officers

Donald E. Barry

Mr. Barry, age 64, is Vice Chairman of Pacific Capital Bank, N.A. He oversees the Company’s Commercial Banking Group, which includes Commercial Real Estate and International Banking; Wealth Management Services, which includes Private Banking Relationship Management and Trust & Investment Services; and the Enterprise Sales Group. Prior to joining the Company in 1995, Mr. Barry held senior management level positions at Chase Manhattan, Security Pacific and Citibank. He is currently Chairman of the Advisory Board of the Santa Barbara Chapter of the Salvation Army, and serves on the Board of Directors of the Santa Barbara Chamber Orchestra.

Frederick W. Clough

Mr. Clough, age 60, is Senior Vice President and General Counsel. Prior to joining the Company in 2001, Mr. Clough was the Managing Partner of the Santa Barbara law firm of Reicker, Clough, Pfau, Pyle, McRoy & Herman, LLP, which he and his partners established in July 1996. He was also a partner with the law firm of Schramm & Raddue. Mr. Clough is the immediate past president of the Board of Directors of the Santa Barbara Zoo and vice president of the Board of C.A.L.M.

Dale R. Diederick

Mr. Diederick, age 54, is Senior Vice President and Chief Risk Officer. He was among the original group who established First National Bank of Central California in 1983, with full responsibility for organizing the bank’s lending and credit activities.

William J. Grimm

Mr. Grimm, age 60, is Executive Vice President and Chief Information Officer of the Company. Prior to joining the Company in 2000, he served as President of Sigma Technology Partners, Inc. in Princeton, New Jersey, a consulting and systems integration firm focused on the financial services industry. Mr. Grimm was a partner in Information Paradigms, Inc., which filed for Chapter 7 under the U.S. Bankruptcy Code in May 1999. As a result of personal guarantees made to Information Paradigms, Inc., Mr. Grimm filed for personal Chapter 7 bankruptcy in August 2000. Both cases were settled in 2000. During his career, he has also held senior management positions with American Express, Bankers Trust Company, Bank of America and Citibank.

Donald Lafler

Mr. Lafler, age 57, is Executive Vice President and Chief Financial Officer of the Company and of Pacific Capital Bank, N.A. From 1987 to 1995, he served as Vice President and Principal Accounting Officer of the Company and Santa Barbara Bank & Trust. He is a director of the Santa Barbara Chamber Orchestra Society and the Council on Alcoholism and Drug Abuse.

Sherrell E. Reefer

Ms. Reefer, age 54, is Senior Vice President and Director of the Human Resources Department of the Company. Prior to this appointment in 2001, she was Vice President, Compensation and Compliance Manager in the Company’s Human Resources Department. From 1978 to 1994, she was Director of Human Resources of California-based Applied Magnetics Corporation, an international manufacturer of computer peripherals.

Executive Compensation

Beneficial Ownership Table

All information in the beneficial ownership chart is as of February 27, 2004 and includes share ownership for our directors and each executive officer named in the Summary Compensation Table included later in this Proxy Statement. The table shows the number of shares beneficially owned by all directors and executive officers as a group and owners of more than 5 percent of our outstanding common stock.

Name	Number of Shares Owned(1)	Right to Acquire Shares(2)	Percent of Outstanding Shares(3)
CIGNA Bank & Trust, Trustee of the Pacific Capital Bancorp Employee Stock Ownership Plan and the 401(k) Plan	1,762,450	—	5.2%

Donald E. Barry	49,490	43,686	*
Edward E. Birch	41,570	22,764	*
Richard M. Davis	13,532	0	*
William J. Grimm	136	4,000	*
Richard S. Hambleton, Jr.	3,471	4,000	*
Dale E. Hanst	45,000	18,386	*
D. Vernon Horton	134,198	21,333	*
Roger C. Knopf	304,133	31,089	1.0%
Robert W. Kummer, Jr.	1,000	0	*
Clayton C. Larson	222,764	21,333	*
John R. Mackall	10,000	1,000	*
Gerald T. McCullough	100,265	7,333	*
Richard A. Nightingale	12,443	0	*
Kathy J. Odell	3,211	3,000	*
David W. Spainhour	502,277	4,356	1.5%
William S. Thomas, Jr.	96,894	121,085	*

Directors and Executive Officers as a Group (21 persons)	1,569,957	409,302	5.9%

* Less than 1%

(1) Unless otherwise indicated in the footnotes, includes shares for which the named person:

•	has sole voting and investment power,

•	has shared voting and investment power with his or her spouse, or

•	holds in an account under the Company’s Employee Stock Ownership Plan (“ESOP”), I&I and/or 401(k) Plan.

(2) Includes stock acquirable by exercise of stock options exercisable within 60 days following February 27, 2004.

(3) Percentages are stated to include exercisable stock options.

Performance Graph

The following graph shows a five-year comparison of cumulative total returns for our common stock, the Standard & Poor’s 500 Stock Index and SNL Banks (Western) Index, each of which assumes an initial value of $100 and reinvestment of dividends.

Total Return Performance

	1998	1999	2000	2001	2002	2003
Pacific Capital Bancorp	100	122.54	115.44	117.66	147.91	219.59
S&P 500	100	121.11	110.34	97.32	75.75	97.40
SNL Western Bank Index	100	103.35	136.83	119.65	130.91	177.34

Summary Compensation Table

(as of December 31, 2003)

This table shows the annual and long-term compensation for the Chief Executive Officer and the other four most highly compensated executive officers of the Company (the “Named Officers”)

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary(1) (Dollars)	Bonus(2) (Dollars)	Other Annual Compensation(3) (Dollars)	Securities Underlying Options(4) (Number)	All Other Compensation(5) (Dollars)
David W. Spainhour	2003	$174,546	$0	$5,514	40,041	$70,573
Chairman, Pacific Capital Bancorp	2002	180,425	170,000	5,055	59,335	59,410
and Pacific Capital Bank, N.A.	2001	203,932	135,000	5,300	—	57,316

William S. Thomas, Jr.	2003	300,322	240,000	6,608	—	15,546
President & Chief Executive Officer,	2002	300,080	350,000	6,201	26,667	12,076
Pacific Capital Bancorp & Pacific	2001	295,995	200,000	7,516	11,549	11,878
Capital Bank, N.A.

Clayton C. Larson	2003	258,123	140,000	8,708	—	32,334
Vice Chairman, Pacific Capital Bancorp	2002	249,089	170,000	8,523	13,333	25,953
President, First National Bank	2001	234,488	100,000	7,516	—	26,256

Donald E. Barry	2003	219,874	110,000	6,522	—	12,579
Vice Chairman,	2002	215,063	140,000	6,111	13,333	11,282
Pacific Capital Bank, N.A.	2001	201,997	100,000	6,026	—	11,207

William J. Grimm	2003	233,341	140,000	151,774	—	14,966
Executive Vice President and	2002	220,834	160,000	5,283	20,000	11,623
Chief Information Officer	2001	165,000	100,000	1,680	—	10,717
Pacific Capital Bancorp

(1) Also included in this column are amounts of salary and bonus deferred pursuant to our 401(k) and Deferred Compensation Plans. In 2001 and 2002 the amount for Mr. Larson incorrectly disclosed his salary continuation payments resulting from our merger with Pacific Capital Bancorp in December 1998. Information about his employment agreement is disclosed under the Change in Control Agreements and Employment Contracts section within this proxy.

(2) Amounts in this column represent bonuses awarded by the Company’s Governance and Compensation Committee upon evaluation of performance during fiscal years 2003, 2002 and 2001, respectively, but paid during fiscal years 2004, 2003 and 2002, respectively. Please refer to the Report of the Governance and Compensation Committee for additional information. In view of the fact that Mr. Spainhour will be retiring following the Annual Shareholders’ Meeting in April 2004, he requested that he not receive a bonus for 2003, and the Governance and Compensation Committee respected his request.

(3) Includes insurance premiums (other than term insurance) paid on behalf of the Named Officers. The amounts for Messrs. Spainhour and Thomas erroneously included income from stock option exercises in 2002 and 2001, respectively. The totals have been restated to reflect the correct amount for Messrs. Spainhour and Thomas in this column.

The total for Mr. Grimm includes imputed income of $145,000 related to the purchase of his home. This transaction is disclosed under the Certain Business Relationships section within this proxy statement.

(4) As a result of tendering stock already owned in payment of the option exercise price, Mr. Spainhour was entitled to receive a reload pursuant to terms in the plan document (i.e., an equal number of shares that were tendered in the amount of the exercise). Please see the Option Grant Chart for more information.

(5) Includes ESOP cash contributions and dividends paid on ESOP shares, term life insurance premiums, and amounts, if any, contributed by the Company on behalf of the Named Officers to our Incentive & Investment and Salary Savings Plan (a defined contribution profit sharing plan which includes 401(k) savings and matching contribution features). Discretionary contributions are allocated among Plan participants ratably based on their relative compensation levels. Under the 401(k) savings feature, we match $1.00 for every $1.00 of voluntary employee contributions up to 3% of employee compensation and $0.50 for every $1.00 of the next 3% of compensation up to a maximum of 4.5% of compensation.

	I & I Discretionary Contributions	401(k) Matching Contributions	ESOP Cash Contributions and Dividends paid to participant	Total ESOP Shares as of 12/31/03	Term Life Insurance Premiums
David W Spainhour	$-0-	$9,012	$60,388	70,293	$1,173
William S. Thomas, Jr.	-0-	11,001	4,173	2,885	372
Clayton C. Larson	-0-	9,345	20,479	20,407	2,510
Donald E. Barry	-0-	7,917	4,173	2,405	489
William J. Grimm	-0-	8,290	4,173	136	2,503

Option Grants Table

As of December 31, 2003

		Individual Grants
Name	Number of Securities Underlying Options Grants in 2003 (1)	% of Total Options Granted to Employees in Fiscal 2003	Exercise Price per share $ (2)	Expiration Date	Grant Date Present Value $
David W. Spainhour	1,689	1.42%	$32.45	4/15/08	$10,708
	3,334	2.81%	32.59	5/22/08	21,271
	8,644	7.28%	32.60	5/22/08	55,149
	5,557	4.68%	32.62	5/23/08	35,509
	15,780	13.30%	32.70	5/23/03	100,992
	1,868	1.57%	32.35	9/24/03	11,918
	3,169	2.67%	36.38	12/22/03	23,134

William S. Thomas, Jr.	0	—	—	—	—

Clayton C. Larson	0	—	—	—	—

Donald E. Barry	0	—	—	—	—

William J. Grimm	0	—	—	—	—

(1)	As a result of tendering stock already owned in payment of the option exercise price, Mr. Spainhour was entitled to receive a reload pursuant to terms in the plan document. The number of shares granted is equal to the number of shares tendered in payment of the option exercise price. The amount paid through the tender of shares is equal to the fair market value of the Company’s stock as of the date the shares are tendered. Reload options vest and first become exercisable one year following grant. There are also certain restrictions on reload options, which are described in the Company’s stock option plans.

(2)	Values are based on a binomial pricing model adapted for use in valuing executive stock options. The actual value a Named Officer may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by a Named Officer will be at or near the value estimated by the binomial model. Estimated values are based on certain assumptions as to variables, such as interest rates, stock price volatility and future dividend yield. Calculations for the present value of the options are based on the expected term of four years, a risk-free rate of return ranging from 1.99% to 3.04%, an annual dividend yield ranging from 2.20% to 3.50%, and stock price volatility of 22.76%.

Aggregated Option Exercises in Last Fiscal Year
and FY-End Options Values Table

This table shows stock options exercises and the value of unexercised and exercised stock options held by the Named Officers during the last fiscal year.

			Number of Shares Underlying Unexercised Options at FY03 Year-end (#)		Value of Unexercised in-the-Money Options at FY03 Year-End ($)(2)
Name	Shares Acquired on Exercise	Value Realized (1) ($)	Exercisable	Unexercisable	Exercisable	Unexercisable
David W Spainhour	51,334	$372,955	2,667	45,374	$43,392	$242,829
William S. Thomas, Jr.	0	0	121,085	10,666	2,134,841	173,536
Clayton C. Larson	42,668	966,644	21,333	5,333	318,958	86,768
William J. Grimm	26,666	369,666	4,000	16,000	65,080	260,725
Donald E. Barry	0	0	43,686	5,333	818,715	86,768

(1) This value represents the difference between the aggregate market value (on the date of exercise) of the shares acquired and the aggregate option price of the shares.

(2) The values shown in these columns represent the aggregate amount, if any, by which the market value of our common stock on December 31, 2003 ($36.82) exceeds the exercise price of each of the unexercised stock options held by the named individuals, multiplied by the number of shares issuable upon the exercise of each stock option. This value has not been, and may never be, realized. The actual value, if any, realized by the named individual upon the sale of the shares issued upon the exercise of the stock option will depend upon the price at which the shares are sold.

Key Employee Retiree Health Plan.  The Key Employee Retiree Health Plan is maintained for the benefit of the Named Officers and other “key” employees and was originally adopted on December 29, 1992 and amended and restated in 1998. This is an unfunded plan, which pays a portion of health insurance coverage for retired key employees and their spouses (but not dependents). While the Named Officers may be eligible for coverage under this Plan when they retire, the Company paid no amounts to them during 2003, nor were any amounts contributed to the Plan. A similar program, which is funded, is maintained for all of our other employees.

Additionally, the Key Employee Retiree Health Plan provides for the continuation of benefits under certain circumstances following a change in control of the Company.

Deferred Compensation Plan.  The Deferred Compensation Plan allows the Named Officers and other selected officers to save pre-tax dollars in a tax-deferred investment program. Participants may defer up to 100% of their annual salary and up to 100% of their commission and/or bonus. Participants elect a future date when they would like to have the deferrals distributed to them. The distribution does not have to occur at termination or retirement — participants have the option to elect a distribution date that occurs while they are still employed. Taxes are due upon distribution.

Certain Business Relationships.  Some of our directors and the companies with which they are associated are our customers, and we expect to have banking transactions with them in the future. In our opinion, all loans and commitments to lend were made in the ordinary course of our business and were in compliance with applicable laws. Terms, including interest rates and collateral, were substantially the same as those prevailing for comparable transactions with other persons of similar creditworthiness.

In our opinion, these transactions did not involve more than a normal risk of collectability or present other unfavorable features. We have a very strong policy regarding review of the adequacy and fairness of the banks’ loans to its directors and officers. Please refer to Note 17 of our Form 10-K following this Proxy Statement for further information.

The law firm of Seed Mackall LLP has provided, and continues to provide, legal services to the Company. These services include representing the Company in real estate leasing matters and litigation. In 2003, Seed Mackall LLP received payments of $315,522 in fees and costs. Additionally, the firm also provides legal services to estates of which the Bank is an executor, and trusts of which the Bank is a Trustee. These legal services are not provided directly to the Bank, but rather to estates or trusts in which the Bank has a fiduciary role. The fees and costs billed by Seed Mackall LLP for these services to estates and trusts are excluded from the figure above.

At the time of Mr. Grimm’s employment, the Bank purchased a single-family residence for $675,000 and leased it to him with an oral agreement that he could purchase the property from the Bank for this amount. In September 2003, Mr. Grimm purchased the property from the Bank for $675,000. At the time of purchase, the appraised value of the property was $820,000, which resulted in a gain of $145,000 from the original purchase price. Mr. Grimm received imputed income from the Bank on the gain. This amount is disclosed in the Summary Compensation Chart as part of his Other Annual Compensation.

Change in Control Agreements and Employment Contracts.  The Named Officers, and other officers selected by the Board of Directors, are eligible to participate in our Management Retention Plan, which provides severance compensation if their employment is terminated following certain “change in control” provisions in the plan. Disinterested members of the Board of Directors approved the Retention Plan in 1998 and amended it in 1999 and 2003. In order to receive benefits under this plan, the participant must be terminated involuntarily without cause or be constructively terminated within 24 months following a change in control.

The amount of severance benefits payable to a participant is an amount equal to a specified percentage of the person’s average annual compensation. The severance percentage varies from 200% of the average annual compensation for the Chairman of the Board of the Company and six other officers to 100% of the average annual compensation for officers in other salary grades. An officer’s average annual compensation generally is an amount equal to the average of the officer’s annual cash salary, bonus and commissions payable for each of the three fiscal years ended immediately prior to the termination of the officer’s employment.

Mr. Larson entered into an employment agreement with the Company at the time of our acquisition of the former Pacific Capital Bancorp in December 1998. The agreement includes salary continuation payments of $132,282, which will expire in 2013.

Audit Committee Report

The Audit Committee is comprised of three independent directors and two independent non-voting advisory members, and operates under a written charter approved by the Board of Directors. The Audit Committee Charter has been revised to include requirements of the Sarbanes-Oxley Act and other regulatory requirements (see Addendum C). The Audit Committee is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. Audit members are “independent” as defined by SEC and NASD standards, and a financial expert, as defined by SEC rules, chairs the Audit Committee. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent accountants.

The Audit Committee meets and holds discussions with management and the independent accountants, PricewaterhouseCoopers LLP (PwC). The Audit Committee has read and discussed the audited financial statements for fiscal year 2003 with management and the independent accountants. The Chief Executive Officer and the Chief Financial Officer have certified that, based on their knowledge, the financial statements and other financial information included in the annual Form 10-K report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company.

Discussions were also held with the independent accountants concerning matters required by the Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has received and reviewed the disclosures required by the Independence Standards Board Standard No.1 (Independence Discussions With Audit Committees) and has discussed the accountants’ independence from the Company and its management.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors the inclusion of the audited financial statements in the Company’s Annual Report for year ended December 31, 2003 on Form 10-K.

The Audit Committee has discussed with management and the independent accountants, independence issues regarding the following PwC fees that were incurred during fiscal years 2003 and 2002 (amounts do not include normal out-of-pocket expenses incurred):

Audit and Non-Audit Fees

	2003	2002
Audit Fees	$944,000	$485,896
Audit Related Fees	136,120	44,600
Tax Fees	153,700	147,000
All Other Fees	0	0
Total	$1,233,820	$677,496

The Audit Committee of the Board approved these audit, audit related services and tax services.

The Audit Committee recommended to the Board of Directors the appointment of PwC as the Company’s independent accountants for the year 2004, and the Board approved this appointment. Also, the Audit Committee has approved future non-audit tax services to be performed by PwC in 2004 and has a policy in place to pre-approve non-audit services provided by PwC. This policy requires the independent accountants to send the engagement letter in written form to the Committee Chair for review and pre-approval prior to providing services. At its next meeting, the full Audit Committee approves the non-audit services.

Pacific Capital Bancorp Audit Committee

Richard Nightingale CPA, Chairman	Advisory Members:
Richard Davis	Samuel Edwards
Roger Knopf	Mary Lou Splittorf

Governance & Compensation Committee Report

The Governance and Compensation Committee has overall responsibility for compensation policies and practices, corporate governance, and for recommending nominees for election to the Board. The Committee approves compensation objectives and policies for all employees and sets compensation for the Company’s executive officers, including the individuals named in the Summary Compensation Table. The Board of Directors ratifies the policies and plans recommended by the Committee. None of the members of the Committee is an officer, employee or former officer or employee of the Company or its subsidiaries, and each member is independent as defined in the listing standards of Nasdaq.

The Committee is responsible for shaping our corporate governance policies and practices, including recommending Corporate Governance Guidelines to the Board and monitoring our compliance with these policies and the Guidelines. The Committee leads the Board in its annual performance review and has oversight of management’s succession planning.

The Committee is also responsible for identifying qualified individuals to serve on the Board and recommends to the Board the director nominees for the next annual meeting of shareholders. Nominations from shareholders, properly submitted in writing to the Company’s Corporate Secretary, will be referred to this Committee for consideration.

Compensation Philosophy:  Our compensation strategy is designed to provide a competitive base salary component, which takes into consideration individual performance, skills, expertise and experience. Annual incentive compensation is tied to the achievement of specific corporate goals, which have been identified as necessary components to achieve or exceed the business plan. Consideration is also given to standard industry practices, with particular emphasis on our peer group, which is composed of regional and national banks that have a median asset size of approximately $5 billion and similar performance levels. Total compensation includes base salary, annual incentives, and long-term incentives. We believe this program allows us to be competitive within the industry, ensures retention of our high-quality executive officers, and aligns our officers with our strategic plan and the interests of our shareholders.

The Committee has engaged an independent executive compensation consultant to provide peer group analysis on compensation matters to the Committee. The Committee intends to utilize the services of the consultant on a periodic basis as required.

Base Salary:  The Committee determines the annual base salary of each of our executive officers, including the Chief Executive Officer. Compensation decisions are based upon individual performance and performance objectives, corporate performance targets, and competitive peer group analysis. The same principles are applied in setting the salaries of all officers to ensure that salaries are equitably established. The Committee also considered the peer group information provided by the consultant in determining merit increases in salary for the CEO and other executive officers.

Annual Incentive:  The Committee based its annual incentive compensation recommendations on specific performance as matched against individual performance and the Company’s overall performance to the industry in terms of returns on assets and equity. During fiscal 2003, the Committee evaluated the Company’s actual performance in relation to revenue growth and operating margin goals previously established in the Business Plan, along with an executive officer’s individual performance. The Committee also considered the peer group information provided by the consultant in setting bonus amounts for the CEO and other executive officers.

Long-Term Incentives:  The 2002 Stock Plan provides for grants of stock options and restricted stock. The Company grants stock options to attract, motivate and retain officers and employees of the Company. The Committee approves all grants of stock options and acts as the stock option committee for this Plan. The exercise price for all options granted under this Plan must be at least equal to the fair market value of the shares on the date of grant.

No stock option awards were granted to the CEO or any of the executive officers in 2003.

CEO Compensation and Performance:  In determining Mr. Thomas’ 2003 individual incentive award and merit increase to base salary, the Committee evaluated his performance by soliciting input from all non-employee directors of the Board, as well as considering the Company’s financial and operating performance for fiscal 2003. The Committee met in executive session with Mr. Thomas and reviewed his individual objectives versus results achieved in a number of areas, including revenue growth, overall Company performance, and customer and shareholder relations. The Committee also considered the peer analysis information provided by the independent consultant. After meeting in executive session with Mr. Thomas, the Chair of the Committee reported its evaluation process and recommendations to the full Board.

IRS Limits on the Deductibility of Compensation:  Section 162(m) of the Internal Revenue Code of 1986, as amended, places a limit of $1 million on the amount of compensation that we may deduct in any year with respect to our five highest paid executives. However, performance- based compensation that has been approved by shareholders is excluded from the $1 million limit. The Company expects to meet these requirements and receive a deduction for all compensation paid to these officers in fiscal 2003.

Pacific Capital Bancorp Governance and Compensation Committee

Edward E. Birch, Chairman
Dale E. Hanst
Roger C. Knopf
Kathy J. Odell

Other Information

Shareholder Communications with the Board.  Any shareholder desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Pacific Capital Bancorp Board of Directors c/o the Corporate Secretary, P.O. Box 60839, Santa Barbara, CA 93160-0839. The Corporate Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board member specifically addressed in the communication.

Shareholders may also contact a Board member via our corporate web site at www.pcbancorp.com. After accessing the site, select Shareholder Relations and the link to proceed. From the menu, select Information Request and fill in the form. The Corporate Secretary and/or the Director of Investor Relations, will ensure that the appropriate member of the Board receives your communication promptly.

Director Nominations.  Our Governance and Compensation Committee has authority to nominate individuals for election as directors. Our By-laws provide procedures to nominate directors. Nominations may be made by the Board of Directors or by any shareholder who holds stock in the Company and is entitled to vote. Nominations for the 2005 Annual Meeting (other than those approved by the Board) should be made in writing and mailed no earlier than March 8, 2005 and no later than April 12, 2005 to Pacific Capital Bancorp, P.O. Box 60839, Santa Barbara, CA 93160-0839, Attention: Carol Kelleher, Corporate Secretary.

The criteria and qualifications of director nominees are based upon the needs of the Company at the time the nominees are considered. A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care. Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields. All nominees are considered under the same criteria and qualifications regardless of the nominees’ sponsor.

A written statement from the nominee is required consenting to serve as director if elected. Shareholder nominations must include the nominee’s name, address, number of shares owned, and principal occupation, along with the name, address and number of shares owned by the nominating shareholder.

Submission of Shareholder Proposals.  We expect to hold our 2005 Annual Meeting on April 26, 2005. Our By-Laws contain specific requirements that must be complied with by shareholders who wish to present proposals. If you would like to submit a proposal for us to include in the proxy statement for our 2005 Annual Meeting, you must comply with Rule 14a-8 under the Securities Exchange Act of 1934. You may view our Bylaws on our web site (www.pcbancorp.com) or by writing to our executive office, c/o the Corporate Secretary.

We must receive your proposal at our executive office no earlier than December 27, 2004, and no later than January 27, 2005. Any shareholder proposal included in our proxy statement will also be included on our form of proxy so that shareholders can indicate how they wish to vote their shares on the proposal.

No shareholder proposals were submitted for the 2004 Annual Meeting.

Addendum A

Statement On Corporate Governance

The Pacific Capital Bancorp Board of Directors approved this Statement on Corporate Governance on September 24, 2003. The Statement, in conjunction with the Restated Certificate of Incorporation, By-Laws and Board Committee Charters, form the framework for governance of the Company. The Board of Directors believes that corporate governance is an evolving process and periodically reviews and updates this Statement on Corporate Governance.

Role of the Board of Directors.  The Board of Directors oversees and provides policy guidance on the business and affairs of the Company. Annually, the Board participates in a two-day meeting with management to review the Company’s business plan, major long-term strategies, capital expenditures budget and key financial and supplemental objectives. The role of the Board includes:

•	Monitoring overall corporate performance, the integrity of the Company’s financial controls and the effectiveness of its legal compliance programs;

•	Overseeing management and plans for the succession of key executives;

•	Responsibility to select, encourage and advise the CEO;

•	Reviewing and adopting the Company’s long-term strategic direction and approve specific objectives;

•	Ensuring that necessary resources are available to pursue the strategies and achieve objectives;

•	With management, develop broad strategies for enhancing shareholder value.

Board Membership Criteria.  Members of the Board of Directors should have the highest professional and personal ethics and values, consistent with the core values of the Company. Members are selected based on their character, judgment, and business experience, as well as their ability to add to the Board’s existing strengths. They should be able to provide insights and practical wisdom based on their experience and expertise. They should be committed to enhancing shareholder value and should have sufficient time to effectively carry out their duties. Their service on other boards of public companies should be limited to a reasonable number.

The Governance and Compensation Committee annually reviews the appropriate skills and characteristics required of Board members in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of shareholders. In conducting this assessment, the Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board and the Company, in order to maintain a balance of knowledge, experience and capability.

An independent Director must tender his or her resignation for consideration by the Governance and Compensation Committee if there is a change in relevant circumstances (such as change of employment or residence or retirement), from that which existed at the time of the election of the Director.

Director Independence.  A majority of the Board consists of independent Directors, as defined by the Nasdaq Corporate Governance Listing Rules and as amended from time to time, which state that the independent Director is a person other than an officer or employee of the Company or its subsidiaries or any other individual having a relationship that the Board of Directors views as interfering with the exercise of independent judgment.

Selection of New Directors.  Directors are elected annually by the shareholders at the Annual Meeting. The Board of Directors proposes a slate of nominees for consideration each year. In the event of a vacancy, the Board may elect Directors to serve until the next Annual Meeting. The Governance and Compensation Committee identifies, investigates and recommends prospective Directors to the Board with the goal of creating a balance of knowledge, experience and diversity. Shareholders may recommend a nominee in accordance with the provisions in the Company’s By-Laws.

Board Size.  The By-Laws provide that the number of Directors authorized to serve on the Board is within a range of 9 to 15. The Board’s size is assessed at least annually by the Governance and Compensation Committee and changes are recommended to the Board when appropriate. If a vacancy occurs on the Board, the Board may reduce the number of Directors or elect a replacement. The current size of the Board is 12 members.

Term of Office.  Directors serve for a one-year term or until their successors are elected. The Board does not have term limits, instead preferring to rely upon retirement and evaluation procedures described herein as the primary methods of ensuring that each Director continues to act in a manner consistent with the best interests of the shareholders and the Company.

Director Retirement Policy.  Directors may not stand for re-election after reaching age 72. Employee Directors may not serve as Directors once their employment with the Company ends.

Number and Composition of Board Committees.  The Board has four standing committees: Audit, Executive, Governance and Compensation, and Trust Oversight. Members of the Audit and Governance and Compensation committees are independent Directors, as defined by the Nasdaq proposals. The Audit Committee Chair meets the financial expert standard as described in the Sarbanes-Oxley Act of 2002. In addition, all Audit Committee members meet the proposed requirement that they may not directly or indirectly receive any compensation from the Company other than their Directors’ compensation.

Except for the Executive Committee (which is chaired by the Chairman of the Board), the other standing committees are chaired by an Independent Director who determines the agenda, the frequency and length of the meetings and who has access to management, information and independent advisors, as necessary and appropriate. The specific functions and duties of each Committee are described in their respective charter.

Executive Sessions.  Independent Directors meet in executive session at each regularly scheduled Board meeting. The sessions are chaired by the Lead Director (currently the Chair of the Governance and Compensation Committee). Additionally, independent Directors meet in executive session each year to evaluate the compensation and performance of the CEO.

Code of Ethics.  The Board expects all Directors, as well as officers and employees, to display the highest standard of ethics, consistent with the principles that have guided the Company over the years. The Board expects Directors, officers and employees to acknowledge their adherence to the Company’s Code of Ethics. The Board’s Audit Committee periodically reviews compliance with this Code.

Ethics Policy.  In addition, The Board has adopted an Ethics Policy that applies to the senior financial officers of the Company to ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with best accounting practices and in compliance with all applicable governmental law, rules and regulations, which mandate that the CEO and CFO certify all published financial statements.

Succession Planning.  Annually, the Chief Executive Officer reviews the succession plan and the state of management development with the Governance and Compensation Committee. The result of this review is reported to and discussed with the Board.

Board Compensation.  The Governance and Compensation Committee sets and administers the policies that govern the level and form of directors’ compensation. Independent Directors receive compensation that is competitive and properly reflects objectives and performance. The compensation consists of cash and equity components. The Company does not have a retirement plan for independent Directors. Employee Directors are not paid additional compensation for their services as Directors. The Governance and Compensation Committee periodically reviews and recommends changes to Board compensation to ensure that the total compensation remains competitive and appropriate.

Board Access to Senior Management.  Directors are encouraged and provided opportunities to talk directly to any member of management regarding any questions or concerns the Director may have.

Director Orientation and Education.  The Company has and will continue to maintain an orientation program that consists of written material, oral presentations and site visits. New directors attend meetings of all Board committees to acquaint themselves with the work and operations of each committee. In addition, the Governance and Compensation Committee has approved a program to provide for continuing Director education.

Evaluation of Board Performance.  A Board assessment and director self-evaluation are conducted annually in accordance with an established evaluation process and includes performance on committees. The Governance and Compensation Committee oversees this process and reviews the assessment and self-evaluations with the full Board.

Chief Executive Officer Performance Review.  The Chief Executive Officer meets annually with the Governance and Compensation Committee to develop appropriate goals and objectives for the year, which are then discussed with the entire Board. Independent directors meet privately to evaluate the performance of the CEO for the previous year. The Governance and Compensation Committee uses this performance evaluation in considering the CEO’s compensation. These evaluations are communicated to the CEO.

Management Performance and Compensation.  The Governance and Compensation Committee reviews and approves the CEO’s evaluation of the top management team on an annual basis. The Board (largely through the Governance and Compensation Committee) evaluates the compensation plans for senior management and other employees to ensure they are appropriate, competitive and properly reflect objectives and performance.

Director Stock Ownership Guidelines.  Each member of the Board is expected to hold, at a minimum, an amount of shares at any one time equivalent to five years of the director’s annual retainer fee. Any Director not meeting the minimum level as of the effective date of the policy (which is $100,000 as of April 2003) has one year to bring his or her holdings up to this minimum level.

A new Board member must own a minimum of $1,000 worth of shares at the time of election to the Board. A new Board member has up to five years to attain the stock ownership requirement and is expected to acquire a minimum of one-fifth of the total required minimum each year.

Directors may choose to dedicate their annual retainer fee towards achieving the stock guidelines.

Access to Independent Advisors.  The Board and each Board committee have the right at any time to retain independent outside financial, legal or other advisors.

Board Agenda and Meetings.  The Chairman in consultation with the other members of the Board determines the timing and length of the meetings of the Board. In addition to eight regularly scheduled meetings, unscheduled Board meetings may be called, upon proper notice, at any time to address specific needs of the Company.

The Chairman establishes the agenda for each Board meeting with input from the Directors. The Directors make suggestions to the appropriate committee chair at any time. The agendas for Board meetings provide opportunities for the operating heads of the major businesses of the Company to make presentations to the Board and to answer questions. Each year the Board reviews the long-term strategic plan for the Company and the principal issues that the Company expects to face in the future.

Reporting of Complaint/Concerns Regarding Accounting or Auditing Matters.  The Company’s Board of Directors has adopted procedures, effective December 17, 2002, for receiving and responding to complaints or concerns regarding accounting and auditing matters. These procedures were designed to provide a channel of communication for employees and others who have complaints or concerns regarding accounting or auditing matters involving the Company.

Employee concerns may be communicated in a confidential or anonymous manner to the Audit Committee of the Board or to an employee’s immediate supervisor. A prompt investigation will be conducted. If the Audit Committee concludes that there is merit to the concern, the matter will be considered at the next Board meeting. The Board shall take whatever action it determines appropriate. This procedure is not an alternative to the Company’s employee grievance procedure.

External complaints are communicated to the Chief Financial Officer or to the Company’s internal accountant with a copy to the Audit Committee. Following a prompt investigation, a written report is submitted to the Audit Committee. If the Audit Committee determines that there is merit to the complaint, a report is forwarded to the Board for consideration at its next meeting.

Addendum B

Code of Ethics for
Senior Financial Officers

This Code of Ethics applies to the Company’s Chief Executive Officer, Chief Financial Officer and Controller. (“Senior Financial Officers”). These Senior Financial Officers hold an important role in corporate governance to ensure that the financial affairs of the Company are conducted honestly, ethically, accurately, objectively, consistent with best accounting practices and in compliance with all applicable governmental law, rules and regulations. Failure to comply with this Code of Ethics will subject the Senior Financial Officer to disciplinary action.

All Senior Financial Officers shall:

(1) Act with honesty and integrity,

(2) Proactively promote ethical behavior amongst peers and subordinates.

(3) Avoid actual or apparent conflicts of interest in personal and professional relationships. Disclose to the Company’s General Counsel any material transaction or relationship that reasonably could be expected to give rise to a conflict of interest.

(4) Ensure that all financial information provided to the Company’s Board of Directors, officers, shareholders and to governmental agencies is complete, fair, accurate, timely, understandable and consistent with best accounting practices.

(5) Comply with all applicable laws, rules and regulations.

(6) Report promptly to the Company’s General Counsel any violation of this Code of Ethics of which the officer is aware.

Approved by the Board of Directors on December 17, 2002.

Addendum C

Audit Committee Charter
effective February 24, 2004

Pursuant to Pacific Capital Bancorp’s Bylaws, the Audit Committee:

•	Is appointed by the Board to examine the affairs of Pacific Capital Bancorp (the Company), Pacific Capital Bank N.A., Divisions of PCB N.A. and other affiliates in accordance with applicable regulatory requirements and to undertake activities in satisfaction of the duties imposed on the Audit Committee by Federal and State laws, the Securities & Exchange Commission and National Association of Securities Dealers.

•	Shall report the results of its work to the Board.

•	Has the authority to call upon other departments of the Company and to retain outside resources to assist in accomplishing its objectives. The Company will provide appropriate funding for the Audit Committee to carry out its duties.

RESPONSIBILITIES

The Board of Directors has delegated to the Audit Committee the following responsibilities:

•	Review and reassess the adequacy of this Charter annually and submit it to the Board of Directors for approval.

•	Be directly responsible for the appointment, compensation, retention and oversight of the independent Certified Public Accountants (independent accountant), who shall report directly to the Audit Committee, and who is ultimately accountable to the Audit Committee and the Board. Evaluate the performance of the independent accountant.

•	Approve the scope, planning and staffing of external audit services; review significant accounting policies and adjustments recommended by the independent accountants and address any significant, unresolved disagreements between the independent accountants and management.

•	Review and discuss the annual audited financial statements with management and the independent accountants prior to publishing the annual report and filing the 10-K, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company’s financial statements.

•	Review with management and the independent accountants the basis of all financial reports, including the 10-Q’s, issued by the Company.

•	Retain outside legal counsel, accountants and other experts or consultants as it deems appropriate.

•	At least annually (1) obtain and review a report by the independent accountant describing the quality of the firm’s internal control policies and procedures; (2) review any material issue raised by the most recent review of internal controls; (3) assess the accountant’s independence with respect to all relationships between the independent accountant and the Company.

•	Review with the independent accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, and receive and discuss with the independent accountants disclosures regarding the accountants’ independence as required by Independent Standards Board Standard No. 1.

•	Review with management and the independent accountants their assessments of the adequacy of internal controls, financial risk exposures and management’s handling of identified material weaknesses and reportable conditions of internal controls.

•	Review with management and the independent accountants any significant changes, significant deficiencies and material weaknesses over financial reporting and disclosure controls required by the Sarbanes Oxley Act. Oversee the corrective action taken to mitigate the risk of any significant deficiencies and material weaknesses identified and ensure proper disclosure in the financial statements.

•	Review with management and the independent accountants the Company’s compliance with laws, regulations and its Code of Conduct.

•	Review the process for filing accurate and timely SEC and Call Reports.

•	Prepare the Report of the Audit Committee required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

•	Oversee the Internal Audit Department and the audits directed under its auspices and in consultation with management:

1.	Review internal audit department responsibilities, Charter, budget and staffing.

2.	Approve the selection, evaluation, compensation and termination of the Director of Internal Audit as well as engagements for the performance of audits and credit reviews performed by external sources.

3.	Approve the scheduling and scope of the annual risk based internal audit plan to assure regular testing of the systems and controls associated with (a) preparing financial reports, (b) complying with laws and regulations, and (c) preventing management from overriding the internal control system or compromising the control environment and assuring the independence of the audit function.

•	Review regional branch audits, business process audits, trust audits, information technology audits, loan review examinations and compliance activities of the Company.

•	Review with management the results of all Regulatory Reports of Examination and provide oversight of the work plan, which will bring the Company into compliance with regulatory recommendations in a timely manner.

•	Review legal proceedings and other contingent liabilities with General Counsel.

•	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters.

•	Establish procedures for the receipt by the Company of confidential, anonymous expressions of concern of employees regarding questionable accounting or auditing matters.

•	Establish policy to ensure all non-audit services provided by the independent accountants are approved prior to work being performed.

•	Establish policy for the Company in hiring current or former employees of the independent accountant.

•	Ensure the lead and concurring partner of the independent accountant serves in that capacity for no more than five fiscal years for the Company.

To carry out these responsibilities, the Committee oversees the activities and fosters the independence of the following entities:

•	External audit firms.

•	The internal audit department.

•	External co-source audit firms and external credit review firms that team with the internal audit department.

The Committee assures the independence of the aforementioned as to their opinions, findings, and the prioritization of their annual work plan to the extent that the Committee has approved it. There is, however, recognition of the necessity for these resources to coordinate, consult, and be accountable to Executive Management of the Company on matters of internal controls and compliance, particularly as that coordination helps to meet the requirements of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) and the Sarbanes Oxley Act. In this regard, the internal audit department will report administratively to the Company’s Chief Risk Officer. The Board of Directors has authorized management to design and maintain systems of internal controls and has directed the internal audit department to evaluate these systems.

QUALIFICATION OF COMMITTEE MEMBERS

The Committee shall be comprised of at least three (3) outside Directors who meet the following criteria:

•	Each member shall be independent of the management of the Company, as the Federal Deposit Insurance Corporation Improvement Act (FDICIA), Sarbanes Oxley Act, Office of the Comptroller of Currency, Federal Reserve Board, the Securities & Exchange Commission and the National Association of Securities Dealers define such independence.

•	No member shall have borrowing relationships with Pacific Capital Bank N.A. or Divisions of PCB N.A. that are of such size or importance to the member as to compromise the member’s independence. Moreover, as a Director subject to Regulation “O” of the Federal Reserve Board, each member will also be subject to the limitations and restrictions on borrowings as defined in the credit policy of the Company.

•	Members shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have financial expertise as defined by the Securities & Exchange Commission that meets the requirements of the Sarbanes Oxley Act.

•	No member shall be a large customer, director, employee or agent of, or otherwise represent, a large customer of the Company, as such terms are defined in applicable regulations or guidelines of the Office of the Comptroller of Currency, Federal Reserve and the National Association of Securities Dealers.

COMMITTEE STRUCTURE

The Committee shall be comprised of no fewer than three (3) voting members, none of who are officers or employees of Pacific Capital Bancorp, Pacific Capital Bank N.A., Divisions of PCB N.A. or an affiliate thereof, and are independent of management.

The Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Risk Officer, Director of Risk Management, Chief Credit Officer, General Counsel and the Director of Internal Audit of the Company have standing invitations to attend Committee meetings on a regular basis in an ex-officio capacity, and to participate in any discussion of the Committee, but are not eligible to vote on matters presented therein. Other members of management will be extended invitations for specific presentations at the pleasure of the Committee.

The Committee shall schedule an executive session at the conclusion of each of its meetings which will not include members of Senior Management unless otherwise invited by the Committee.

The Board of Directors shall designate a Chairman of the Audit Committee.

One member, designated by the Committee, shall serve as Secretary of the Committee or, in the alternative, the Committee may utilize the services of an employee of the Company as Secretary to the Committee. Minutes of the meetings of the Committee shall be taken and maintained by the Secretary.

A quorum, constituting a majority of the voting members, shall be required for the Committee to conduct official business.

The Committee shall conduct six regularly scheduled meetings a year and four meetings to review the 10Q’s and 10K. In addition, the Chairman may call such additional meetings as may be deemed necessary or appropriate.

DISCLAIMER OF LIABILITY

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to (a) plan or conduct audits of the Company’s interim or annual financial statements or (b) determine that the Company’s interim or annual financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent accountant. Similarly, it is not the responsibility of the Audit Committee to (i) conduct investigations, (ii) resolve disagreements, if any, between management and the Company’s independent accountant or (iii) assure compliance with laws and regulations and the Company’s Code of Conduct.

In performing its duties and responsibilities under this Charter, the Audit Committee is authorized to rely on the representations of management, the independent accountant, the Company’s legal counsel and other professional advisors.

The Company shall indemnify the members of the Audit Committee against all reasonable expenses, including attorney’s fees, incurred in connection with the defense of any action, suit, or proceeding, including any appeal therein, to which they may be a party by reason of any action taken or failure to act in connection with their performance of their duties under this Charter and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or in satisfaction of a judgment in any action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such member is liable for negligence or misconduct in the performance of his or her duties.

The Board of Directors recommends a vote FOR Items 1 and 2.
Please
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1.	Election of	01 Edward E. Birch	05 Roger C. Knopf	09 Gerald T. McCullough
	Directors:	02 Richard M. Davis	06 Robert W. Kummer, Jr.	10 Richard A. Nightingale
		03 Richard S. Hambleton, Jr.	07 Clayton C. Larson	11 Kathy J. Odell			FOR	AGAINST	ABSTAIN
		04 D. Vernon Horton	08 John R. Mackall	12 William S. Thomas, Jr.	2.	Shareholder ratification of Board of
Directors’ selection of
PricewaterhouseCoopers LLP as independent certified public accountants
VOTE FOR all nominees	VOTE WITHHELD from all nominees

(Instructions: To withhold authority to vote
for any individual nominee, write the
number(s) of the nominee(s) in the box
provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Dated

Signature

Signature if held jointly

Please sign exactly as name appears on this card. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 FOLD AND DETACH HERE 

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

The deadline for voting is 11:59 PM Eastern Time,
Thursday, April 22, 2004.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your direction card.

Internet http://www.eproxy.com/pcbc	OR	Telephone 1-800-435-6710	OR	Mail Mark, sign and date your direction card and return it in the enclosed postage-paid envelope.
Use the Internet to vote. Have your direction card in hand when you access the web site.		Use any touch-tone telephone to vote. Have your direction card in hand when you call.

If you vote by Internet or by telephone,
you do NOT need to mail back your direction card.

DIRECTION CARD

This Proxy is Solicited on Behalf of the Board of Directors

Pacific Capital Bancorp Incentive & Investment and Salary Savings Plan and
Pacific Capital Bancorp Employee Stock Ownership Plan

To:          CIGNA Bank & Trust, Trustee

You are hereby directed to vote, with respect to the proposals listed on the other side of this Direction Card, the number of shares of Pacific Capital Bancorp Common Stock held for my account in the Pacific Capital Bancorp Incentive & Investment and Salary Savings Plan and/or the Employee Stock Ownership Plan (the “Plans”) at the Annual Meeting of Shareholders of Pacific Capital Bancorp to be held on April 27, 2004, or any adjournment thereof, as follows:

To vote in accordance with the Board of Directors’ recommendations, check the boxes FOR each proposal listed on the other side, then sign, date and return this card by April 22, 2004. If you do not properly vote by that date, the Trustee for the Plans will vote your shares in favor of management’s recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE 

Annual Meeting of Shareholders

April 27, 2004
10:00 a.m.
Lobero Theatre
33 E. Canon Perdido
Santa Barbara, California

The Board of Directors recommends a vote FOR Items 1 and 2.
Please
Mark Here
for Address
Change or
Comments
SEE REVERSE SIDE

1.	Election of	01 Edward E. Birch	05 Roger C. Knopf	09 Gerald T. McCullough
	Directors:	02 Richard M. Davis	06 Robert W. Kummer, Jr.	10 Richard A. Nightingale
		03 Richard S. Hambleton, Jr.	07 Clayton C. Larson	11 Kathy J. Odell			FOR	AGAINST	ABSTAIN
		04 D. Vernon Horton	08 John R. Mackall	12 William S. Thomas, Jr.	2.	Shareholder ratification of Board of
Directors’ selection of
PricewaterhouseCoopers LLP as independent certified public accountants
VOTE FOR all nominees	VOTE WITHHELD from all nominees

(Instructions: To withhold authority to vote
for any individual nominee, write the
number(s) of the nominee(s) in the box
provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Dated

Signature

Signature if held jointly

Please sign exactly as name appears on this card. If stock is held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

 FOLD AND DETACH HERE 

Vote by Internet or Telephone or Mail
24 Hours a Day, 7 Days a Week

The deadline for telephone & Internet voting is 11:59 PM Eastern Time,
Monday, April 26, 2004.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.eproxy.com/pcbc	OR	Telephone 1-800-435-6710	OR	Mail Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.		Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone,
you do NOT need to mail back your proxy card.

PROXY

This Proxy is Solicited on Behalf of the Board of Directors

By signing this proxy, you revoke all prior proxies and appoint David W. Spainhour, William S. Thomas, Jr. and Carol M. Kelleher, and each of them, as proxies to vote all shares of common stock that you have power to vote at the Annual Meeting of Shareholders to be held on April 27, 2004 at Santa Barbara, CA, and at any adjournment thereof, in accordance with the instructions on the reverse side of this card and with the same effect as though you were present in person and voting such shares. The proxies are authorized in their discretion to vote upon such other business as may properly come before the meeting and all adjournments, and they may name others to take their place.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE)

Address Change/Comments (Mark the corresponding box on the reverse side)

 FOLD AND DETACH HERE 

Annual Meeting of Shareholders

April 27, 2004
10:00 a.m.
Lobero Theatre
33 E. Canon Perdido
Santa Barbara, California